Exhibit 99.1

FOR IMMEDIATE RELEASE

July 28, 2017

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Eric B. Heyer, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP.

REPORTS FOURTH QUARTER 2017 OPERATING RESULTS

Fairfield, New Jersey, July 28, 2017 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), today reported net income for the quarter ended June 30, 2017 of $4.4 million, or $0.05 per basic and diluted share. The results represent an increase in net income of $336,000 compared to net income of $4.1 million, or $0.05 per basic and diluted share, for the quarter ended March 31, 2017.

For the fiscal year ended June 30, 2017, the Company reported net income of $18.6 million, or $0.22 per basic and diluted share. The results represent an increase of $2.8 million compared to net income of $15.8 million, or $0.18 per basic and diluted share, for the fiscal year ended June 30, 2016.

Overview

The Company continued to execute strategies throughout fiscal 2017 intended to grow and diversify its balance sheet while increasing earnings and prudently managing capital to promote long-term growth in shareholder value. These strategies resulted in several incremental balance sheet growth and diversification achievements that are included among the following noteworthy highlights for the quarter and year ended June 30, 2017:

•	The Company’s aggregate loan portfolio, excluding loans held for sale and the allowance for loan losses, increased by $122.6 million, or 3.9%, to $3.25 billion, or 67.4% of total assets, at June 30, 2017 from $3.12 billion, or 65.1% of total assets, at March 31, 2017. For the year ended June 30, 2017, the Company’s aggregate loan portfolio increased by $571.3 million, or 21.4%, from $2.67 billion, or 59.4% of total assets, at June 30, 2016.

The growth in the loan portfolio largely reflected the Company’s continued strategic focus on commercial loans, which increased by $121.2 million, or 4.9%, for the quarter ended June 30, 2017, while growth in commercial loans totaled $622.9 million, or 32.0%, for the year ended June 30, 2017.

•	Nonperforming loans decreased by $2.1 million to $18.9 million, or 0.58% of total loans, at June 30, 2017 from $21.0 million, or 0.67% of total loans, at March 31, 2017. For the year ended June 30, 2017, nonperforming loans decreased by $2.2 million from $21.1 million, or 0.79% of total loans, at June 30, 2016.

•	The allowance for loan losses increased by $1.7 million to $29.3 million, or 0.90% of total loans, at June 30, 2017 from $27.6 million, or 0.88% of total loans, at March 31, 2017. For the year ended June 30, 2017, the allowance for loan losses increased by $5.1 million from $24.2 million, or 0.91% of total loans, at June 30, 2016.

•	The “nonperforming loan coverage ratio”, representing the balance of the allowance for loan losses as a percentage of nonperforming loans, increased to 155.2% at June 30, 2017 from 131.4% at March 31, 2017 and 115.1% at June 30, 2016.

•	The Company’s securities portfolio decreased by $9.9 million, or 0.9%, to $1.11 billion, or 23.0% of total assets, at June 30, 2017 from $1.12 billion, or 23.3% of total assets, at March 31, 2017. For the year ended June 30, 2017, the securities portfolio decreased by $143.7 million, or 11.5%, from $1.25 billion, or 27.8% of total assets at June 30, 2016.

The net decrease in the securities portfolio for the quarter ended June 30, 2017 partly reflected normal principal repayments arising from amortization, calls and maturities of securities. A portion of the security repayments were used to fund growth in loans while the remainder was reinvested into uncapped, floating-rate securities and tax-favored municipal securities during the period. The net decrease in the securities portfolio for the quarter ended June 30, 2017 was partially offset by a net increase in the fair value of the available for sale portfolio during the period.

The net decrease in the portfolio for the year ended June 30, 2017 was partly attributable to these same factors while also reflecting additional purchases of mortgage-backed securities and corporate debt obligations during the year. These purchases were partially offset by the sale of highly-seasoned, fixed-rate mortgage-backed securities whose proceeds were also used to fund a portion of the loan growth during fiscal 2017.

•	The balance of cash and cash equivalents decreased by $92.4 million to $78.2 million at June 30, 2017 from $170.6 million at March 31, 2017. The decrease in cash and equivalents largely reflected the reinvestment of short-term liquid assets whose balances at March 31, 2017 reflected a temporary increase arising from additional borrowings drawn at the close of the period to fund future loan growth, as described in greater detail below.

For the year ended June 30, 2017, cash and cash equivalents decreased by $121.0 million from $199.2 million at June 30, 2016 reflecting the Company’s continuing effort to reallocate interest-earning cash and equivalents into comparatively higher-yielding assets in the loan portfolio. This effort is further exemplified by the $80.4 million decrease in the average balance of other interest-earning assets to $114.1 million for the year ended June 30, 2017 from $194.5 million for the year ended June 30, 2016. Other interest-earning assets generally include the balance of interest-earning cash deposits held in other banks coupled with the balance of the Bank’s mandatory investment in the capital stock of the Federal Home Loan Bank of New York.

•	The Company’s total deposits increased by $76.9 million to $2.93 billion at June 30, 2017, from $2.85 billion at March 31, 2017. The growth in deposits during the fourth quarter included a $65.4 million increase in interest-bearing deposits coupled with an increase in non-interest-bearing deposits of $11.5 million. For the year ended June 30, 2017, total deposits increased by $235.3 million from $2.69 billion at June 30, 2016 reflecting increases in interest-bearing and non-interest bearing deposits of $206.6 million and $28.7 million, respectively.

The growth in deposits for the quarter and year ended June 30, 2017 largely reflected the combined effects of new product, pricing and marketing strategies enacted during fiscal 2017.

•	Total borrowings decreased by $19.1 million to $806.2 million at June 30, 2017, from $825.3 million at March 31, 2017. The decrease in borrowings largely reflected a $19.0 million decrease in depositor sweep account balances – a significant portion of which was transferred into interest-bearing deposit accounts during the period.

For the year ended June 30, 2017, total borrowings increased by $191.8 million. The increase in borrowings included a $196.9 million increase in FHLB advances that largely reflected an additional $200.0 million of advances drawn during fiscal 2017 to fund loan growth. The Company utilized interest-rate derivatives to extend the effective duration of these short-term advances to largely offset the duration of the loans funded for interest rate risk management purposes. The increase in FHLB advances was partially offset by the repayment of a maturing $5.0 million term advance plus principal repayments on an amortizing advance. The decrease in total borrowings also reflected a $5.1 million decrease in depositor sweep accounts that was partly attributable to net transfers to interest-bearing deposit accounts, as noted above.

•	The Company’s total assets increased by $21.9 million to $4.82 billion at June 30, 2017 from $4.80 billion at March 31, 2017. For the year ended June 30, 2017, total assets increased by $318.1 million from $4.50 billion at June 30, 2016.

•	The Company’s stockholders’ equity decreased by $36.8 million to $1.06 billion at June 30, 2017 from $1.09 billion at March 31, 2017. For the year ended June 30, 2017, stockholders’ equity decreased by $90.4 million from $1.15 billion at June 30, 2016.

The decrease in stockholders’ equity for the quarter and year ended June 30, 2017 largely reflected the return of capital to shareholders through share repurchases and cash dividends during the periods. These decreases were partially offset by net income earned during the respective periods coupled with net increases in accumulated other comprehensive income reflecting changes in the fair value of the Company’s derivatives and available for sale securities portfolios.

At June 30, 2017, the Company’s total consolidated equity to assets ratio was 21.9% while the Bank’s total consolidated equity to assets ratio was 17.42%. The Company’s and Bank’s capital ratios at June 30, 2017 were well in excess of the levels required by federal banking regulators to be classified “well-capitalized” under regulatory guidelines.

As highlighted below, the noted balance sheet growth, reinvestment and reallocation achievements helped to offset the adverse effects on net interest income that resulted from the downward pressure on net interest margin arising from low market interest rates and a flattening yield curve:

•	The Company’s net interest income increased $523,000 to $26.7 million for the quarter ended June 30, 2017 from $26.2 million for the quarter ended March 31, 2017. For the year ended June 30, 2017, net interest income increased by $7.6 million to $102.6 million from $95.0 million for the year ended June 30, 2016.

•	The Company’s net interest margin decreased eight basis points to 2.40% for the quarter ended June 30, 2017 from 2.48% for the quarter ended March 31, 2017 while the net interest rate spread decreased by eight basis points to 2.13% from 2.21% for those same comparative periods, respectively. For the year ended June 30, 2017, the net interest margin increased by six basis points to 2.41% from 2.35% for the year ended June 30, 2016 while the net interest rate spread increased by eight basis points to 2.14% from 2.06% for those same comparative periods, respectively.

The level of the Company’s charge offs and provision for loan losses continued to reflect strong asset quality metrics:

•	For the quarter ended June 30, 2017, the Company recognized recoveries of charge offs from prior periods that exceeded the level of charge offs recognized for the current period. The net recoveries of $483,000 recognized during the period reflected an annualized charge off (recovery) rate of (0.06)% on the average balance of total loans for the quarter ended June 30, 2017. By comparison, the Company’s net charge offs totaled approximately $254,000 for the quarter ended March 31, 2017, reflecting an annualized charge off rate of 0.03%.

For the year ended June 30, 2017, the Company recognized net charge offs totaling $324,000 reflecting an annualized charge off rate of 0.01% on the average balance of total loans for fiscal 2017. By comparison, the Company’s net charge offs totaled approximately $2.1 million for the year ended June 30, 2016 reflecting an annualized charge off rate of 0.08% on the average balance of total loans for fiscal 2016.

•	The Company’s provision for loan losses totaled $1.2 million for the quarter ended June 30, 2017 compared to $1.8 million for the quarter ended March 31, 2017. The decrease in the provision was primarily attributable to the differences in the amount of net charge offs and recoveries recognized between the two comparative periods, as discussed above. To a lesser extent, the decrease in provision expense also reflected the comparatively lower level of growth during the quarter ended June 30, 2017 in the performing portion of the loan portfolio which is collectively evaluated for impairment using historical and environmental loss factors. The decrease in the provision also reflected updates to historical loss factors during the quarter ended June 30, 2017 that reflected the decrease in net charge off activity while also reflecting less noteworthy updates to environmental loss factors during the period.

For the year ended June 30, 2017, the provision for loan losses decreased by $5.3 million to $5.4 million from $10.7 million for the year ended June 30, 2016. The decrease in the provision was partly attributable to the decrease in net charge offs recognized between the two comparative periods, as discussed above. The decrease in annual provision expense also reflected decreases in historical loss factors during fiscal 2017 that resulted from the noted decrease in net charge off activity during the period. To a lesser extent, the decrease in provision expense reflected the comparative effects of updates to environmental loss factors between periods. Finally, the decrease in provision expense also reflected a nominal decrease in the level of growth in performing loans between comparative periods.

The strategies executed by the Company during the quarter and year ended June 30, 2017 also served to strengthen and diversify its sources of non-interest income, as highlighted below:

•	Gains on sale of residential mortgage loans totaled $139,000 for the quarter ended June 30, 2017 compared to $166,000 for the quarter ended March 31, 2017. The decrease in sale gains primarily reflected a modest decrease in the average net gain recognized per loan sold while the volume of loans originated and sold remained stable between comparative periods. For the year ended June 30, 2017, gains on sale of residential mortgage loans totaled $713,000 compared to $82,000 for the year ended June 30, 2016.

The Company expects to increase the volume and sale gains recognized on residential mortgage loans originated and sold during fiscal 2018 compared to fiscal 2017. In addition to bolstering non-interest income, the Company’s mortgage banking activities are expected to continue serving as a strategy to manage exposure to interest rate risk.

•	Gains on sale of SBA loans originated totaled $392,000 for the quarter ended June 30, 2017 compared to $80,000 for the quarter ended March 31, 2017. The increase in sale gains primarily reflected an increase in the balance of SBA loans originated and sold between comparative periods. For the year ended June 30, 2017, gains on sale of SBA loans totaled $822,000 compared to $353,000 for the year ended June 30, 2016.

The Company expects to increase the volume and sale gains recognized on SBA loans originated and sold during fiscal 2018 compared to fiscal 2017.

The Company continues to evaluate and implement tactics and strategies designed to improve operating practices, policies and procedures while making more efficient and effective use of its supporting infrastructure, including human resources, facilities and information technology systems. These tactics have enabled the Company to defray a portion of the compensation costs associated with the Company’s 2016 Equity Incentive Plan:

•	The Company’s ratio of non-interest expense to average assets totaled 1.83% for the quarter ended June 30, 2017 compared to 1.84% for the prior quarter ended March 31, 2017. For those same comparative periods, the Company’s operating efficiency ratio increased to 74.1% from 73.9%, respectively. For the year ended June 30, 2017, the Company’s ratio of non-interest expense to average assets totaled 1.76% compared to 1.64% for the year ended June 30, 2016. For those same comparative periods, the Company’s operating efficiency ratio increased to 71.2% from 68.5%, respectively.

The increase in the Company’s non-interest expense and operating efficiency ratios during fiscal 2017 partly reflected the impact of the Company’s 2016 Equity Incentive Plan approved by shareholders in October 2016. Based on the original value of the grants at the time they were issued on December 1, 2016, coupled with the five year vesting period, the “pre-tax” and “after-tax” expense associated with the noted grants total approximately $6.2 million and $4.3 million per year, respectively The Company estimates that the recurring expenses associated with its 2016 Equity Incentive Plan increased its ratio of non-interest expense to average assets by 0.08% for the year ended June 30, 2017 while adding 3.18% to its efficiency ratio for the same period.

Collectively, the factors noted above contributed to the increase in net income for the quarter and year ended June 30, 2017 noted earlier. These increases in operating earnings had a favorable impact on the Company’s earnings-based performance ratios as highlighted below:

•	The Company’s return on average assets for the quarter ended June 30, 2017 totaled 0.37% compared to 0.36% for the prior quarter ended March 31, 2017. For the year ended June 30, 2017, the return on average assets totaled 0.40% compared to 0.36% for the prior year ended June 30, 2016.

•	The Company’s return on average equity for the quarter ended June 30, 2017 totaled 1.64% compared to 1.47% for the prior quarter ended March 31, 2017. For the year ended June 30, 2017, the return on average equity totaled 1.68% compared to 1.36% for the prior year ended June 30, 2016.

The earnings for the quarter and year ended June 30, 2017 augmented the Company’s stockholders’ equity, which continues to reflect the capital resulting from the second-step conversion and stock offering that were completed in fiscal 2015. As such, the Company continued to execute key capital management strategies during fiscal 2017 to further support shareholder value:

•	The Company increased its regular quarterly cash dividend payable to stockholders by $0.01 from $0.02 per share declared and paid during the quarters ended September 30, 2016 and December 31, 2016, to $0.03 per share declared and paid during the quarters ended March 31, 2017 and June 30, 2017. The Company continues to evaluate its dividend policies and practices in relation to its capital management and shareholder value objectives.

•	In May 2017, the Company completed the repurchase of its shares of capital stock under its first share repurchase program announced in May 2016 through which it authorized the repurchase of 9,352,809 shares, or 10%, of the Company’s outstanding shares. The shares associated with this first program were repurchased at a total cost of $130.6 million and at an average cost of $13.96 per share.

•	In May 2017, the Company announced a second share repurchase program through which it authorized the repurchase of 8,559,084 shares, or 10%, of the Company’s outstanding shares. Through June 30, 2017, the Company repurchased a total of 1,240,000 shares, or 14.5% of the shares authorized for repurchase under this second program, at a total cost of $17.7 million and at an average cost of $14.30 per share.

The exhibits that follow this narrative begin with the presentation of the Linked-Quarter Comparative Financial Analysis and Year-to-Year Comparative Financial Analysis. These tabular presentations support the discussion above by presenting the Company’s financial condition and operating results for the quarter and fiscal year ended June 30, 2017 compared to those for the prior linked-quarter ended March 31, 2017 and prior fiscal year ended June 30, 2016, respectively. This analysis is followed by a tabular Five-Quarter Financial Trend Analysis that presents similar financial information, together with other financial highlights and performance metrics, over a consecutive five quarter look-back period that is intended to reflect the Company’s financial performance and strategic achievements over this extended period of time.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet (Dollars in Thousands, Except Per Share Data, Unaudited)	At		Variance or Change	Variance or Change Pct.
	June 30, 2017	March 31, 2017
Assets
Cash and cash equivalents	$78,237	$170,591	$(92,354)	(54.1)
Securities available for sale	613,760	614,948	(1,188)	(0.2)
Securities held to maturity	493,321	501,987	(8,666)	(1.7)
Loans held-for-sale	4,692	744	3,948	530.6
Loans receivable, including yield adjustments	3,245,261	3,122,628	122,633	3.9
Less allowance for loan losses	(29,286)	(27,614)	(1,672)	6.1

Net loans receivable	3,215,975	3,095,014	120,961	3.9
Premises and equipment	39,585	38,904	681	1.8
Federal Home Loan Bank stock	39,958	39,474	484	1.2
Accrued interest receivable	12,493	12,320	173	1.4
Goodwill	108,591	108,591	—	—
Bank owned life insurance	181,223	179,935	1,288	0.7
Deferred income taxes, net	15,454	14,318	1,136	7.9
Other assets	14,838	19,416	(4,578)	(23.6)

Total assets	$4,818,127	$4,796,242	$21,885	0.5

Liabilities
Deposits	$2,930,127	$2,853,263	$76,864	2.7
Borrowings	806,228	825,260	(19,032)	(2.3)
Advance payments by borrowers for taxes	8,711	8,059	652	8.1
Other liabilities	15,880	15,650	230	1.5

Total liabilities	3,760,946	3,702,232	58,714	1.6
Stockholders’ Equity
Common stock	844	873	(29)	(3.3)
Paid-in capital	728,790	768,373	(39,583)	(5.2)
Retained earnings	361,039	359,083	1,956	0.5
Unearned ESOP shares	(34,536)	(35,022)	486	(1.4)
Accumulated other comprehensive income, net	1,044	703	341	48.5

Total stockholders’ equity	1,057,181	1,094,010	(36,829)	(3.4)

Total liabilities and stockholders’ equity	$4,818,127	$4,796,242	$21,885	0.5

Consolidated capital ratios
Equity to assets	21.94%	22.81%	-0.87%
Tangible equity to tangible assets	20.14%	21.02%	-0.88%
Share data
Outstanding shares (period end)	84,351	87,256	(2,905)	(3.3)
Equity per share	$12.53	$12.54	$(0.01)	(0.1)
Tangible equity per share (1)	$11.24	$11.29	$(0.05)	(0.4)

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	June 30, 2017	March 31, 2017
Interest income
Loans	$29,842	$28,235	$1,607	5.7
Mortgage-backed securities	3,063	3,222	(159)	(4.9)
Debt securities:
Taxable	2,868	2,488	380	15.3
Tax-exempt	605	582	23	4.0
Other interest-earning assets	586	481	105	21.8

Total Interest Income	36,964	35,008	1,956	5.6
Interest expense
Deposits	5,909	5,420	489	9.0
Borrowings	4,325	3,381	944	27.9

Total interest expense	10,234	8,801	1,433	16.3

Net interest income	26,730	26,207	523	2.0
Provision for loan losses	1,188	1,809	(621)	(34.3)

Net interest income after provision for loan losses	25,542	24,398	1,144	4.7

Non-interest income
Fees and service charges	839	498	341	68.5
Loss on sale and call of securities	—	(22)	22	(100.0)
Gain on sale of loans	531	245	286	116.7
Gain (loss) on sale of real estate owned	3	(106)	109	(102.8)
Income from bank owned life insurance	1,288	1,279	9	0.7
Electronic banking fees and charges	287	240	47	19.6
Miscellaneous	72	119	(47)	(39.5)

Total non-interest income	3,020	2,253	767	34.0
Non-interest expense
Salaries and employee benefits	12,887	12,430	457	3.7
Net occupancy expense of premises	2,013	2,088	(75)	(3.6)
Equipment and systems	2,204	2,068	136	6.6
Advertising and marketing	937	753	184	24.4
Federal deposit insurance premium	352	338	14	4.1
Directors’ compensation	689	689	—	—
Miscellaneous	2,969	2,668	301	11.3

Total non-interest expense	22,051	21,034	1,017	4.8

Income before income taxes	6,511	5,617	894	15.9
Income taxes	2,107	1,549	558	36.0

Net income	$4,404	$4,068	$336	8.3

Net income per common share (EPS)
Basic	$0.05	$0.05	$—
Diluted	$0.05	$0.05	$—
Dividends declared
Cash dividends declared per common share	$0.03	$0.03	$—
Cash dividends declared	$2,448	$2,525	$(77)
Dividend payout ratio	55.6%	62.1%	-6.48%
Weighted average number of common shares outstanding
Basic	82,372	84,542	(2,170)
Diluted	82,429	84,624	(2,195)

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	June 30, 2017	March 31, 2017
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$3,200,968	$3,029,151	$171,817	5.7
Mortgage-backed securities	532,621	582,591	(49,970)	(8.6)
Debt securities:				—
Tax-exempt	119,957	116,479	3,478	3.0
Taxable	476,499	441,124	35,375	8.0

Total debt securities	596,456	557,603	38,853	7.0
Other interest-earning assets	118,349	61,336	57,013	93.0

Total interest-earning assets	4,448,394	4,230,681	217,713	5.1
Non-interest-earning assets	358,791	352,419	6,372	1.8

Total assets	$4,807,185	$4,583,100	$224,085	4.9

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$813,148	$756,520	$56,628	7.5
Savings and club	523,798	520,572	3,226	0.6
Certificates of deposit	1,289,504	1,242,757	46,747	3.8

Total interest-bearing deposits	2,626,450	2,519,849	106,601	4.2
Borrowings:
Federal Home Loan Bank Advances	775,703	643,504	132,199	20.5
Other borrowings	40,064	44,940	(4,876)	(10.9)

Total borrowings	815,767	688,444	127,323	18.5

Total interest-bearing liabilities	3,442,217	3,208,293	233,924	7.3
Non-interest-bearing liabilities:
Non-interest-bearing deposits	262,499	246,449	16,050	6.5
Other non-interest-bearing liabilities	25,112	25,028	84	0.3

Total non-interest-bearing liabilities	287,611	271,477	16,134	5.9

Total liabilities	3,729,828	3,479,770	250,058	7.2
Stockholders’ equity	1,077,357	1,103,330	(25,973)	(2.4)

Total liabilities and stockholders’ equity	$4,807,185	$4,583,100	$224,085	4.9

Average interest-earning assets to average interest-bearing liabilities	129.23%	131.87%	-2.64%	-2.0

Performance Ratio Highlights	For the three months ended		Variance or Change	Variance or Change Pct.
	June 30, 2017	March 31, 2017
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.73%	3.73%	0.00%
Mortgage-backed securities	2.30%	2.21%	0.09%
Debt securities:
Tax-exempt	2.02%	2.00%	0.02%
Taxable	2.41%	2.26%	0.15%

Total debt securities	2.33%	2.20%	0.13%
Other interest-earning assets	1.98%	3.13%	-1.15%

Total interest-earning assets	3.32%	3.31%	0.01%
Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.71%	0.65%	0.06%
Savings and club	0.12%	0.12%	0.00%
Certificates of deposit	1.34%	1.30%	0.04%

Total interest-bearing deposits	0.90%	0.86%	0.04%
Borrowings:
Federal Home Loan Bank Advances	2.21%	2.08%	0.13%
Other borrowings	0.27%	0.35%	-0.08%

Total borrowings	2.12%	1.96%	0.16%

Total interest-bearing liabilities	1.19%	1.10%	0.09%
Interest rate spread (1)	2.13%	2.21%	-0.08%
Net interest margin (2)	2.40%	2.48%	-0.08%
Non-interest income to average assets (annualized)	0.25%	0.20%	0.05%
Non-interest expense to average assets (annualized)	1.83%	1.84%	0.00%
Efficiency ratio (3)	74.12%	73.91%	0.21%
Return on average assets (annualized)	0.37%	0.36%	0.01%
Return on average equity (annualized)	1.64%	1.47%	0.17%

(1)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)	Net interest income divided by average interest-earning assets.
(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

Year-to-Year Comparative Financial Analysis

Summary Balance Sheet (Dollars in Thousands, Except Per Share Data, Unaudited)	At		Variance or Change	Variance or Change Pct.
	June 30, 2017	June 30, 2016
Assets
Cash and cash equivalents	$78,237	$199,200	$(120,963)	(60.7)
Securities available for sale	613,760	673,537	(59,777)	(8.9)
Securities held to maturity	493,321	577,286	(83,965)	(14.5)
Loans held-for-sale	4,692	3,316	1,376	41.5
Loans receivable, including yield adjustments	3,245,261	2,673,987	571,274	21.4
Less allowance for loan losses	(29,286)	(24,229)	(5,057)	20.9

Net loans receivable	3,215,975	2,649,758	566,217	21.4
Premises and equipment	39,585	38,385	1,200	3.1
Federal Home Loan Bank stock	39,958	30,612	9,346	30.5
Accrued interest receivable	12,493	11,212	1,281	11.4
Goodwill	108,591	108,591	—	—
Bank owned life insurance	181,223	176,016	5,207	3.0
Deferred income taxes, net	15,454	25,973	(10,519)	(40.5)
Other assets	14,838	6,173	8,665	140.4

Total assets	$4,818,127	$4,500,059	$318,068	7.1

Liabilities
Deposits	$2,930,127	$2,694,833	$235,294	8.7
Borrowings	806,228	614,423	191,805	31.2
Advance payments by borrowers for taxes	8,711	7,906	805	10.2
Other liabilities	15,880	35,268	(19,388)	(55.0)

Total liabilities	3,760,946	3,352,430	408,516	12.2
Stockholders’ Equity
Common stock	844	918	(74)	(8.1)
Paid-in capital	728,790	849,173	(120,383)	(14.2)
Retained earnings	361,039	350,806	10,233	2.9
Unearned ESOP shares	(34,536)	(36,481)	1,945	(5.3)
Accumulated other comprehensive income (loss), net	1,044	(16,787)	17,831	(106.2)

Total stockholders’ equity	1,057,181	1,147,629	(90,448)	(7.9)

Total liabilities and stockholders’ equity	$4,818,127	$4,500,059	$318,068	7.1

Consolidated capital ratios
Equity to assets	21.94%	25.50%	-3.56%
Tangible equity to tangible assets	20.14%	23.65%	-3.51%
Share data
Outstanding shares (period end)	84,351	91,822	(7,471)	(8.1)
Equity per share	$12.53	$12.50	$0.03	0.2
Tangible equity per share (1)	$11.24	$11.31	$(0.07)	(0.6)

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the year ended		Variance or Change	Variance or Change Pct.
	June 30, 2017	June 30, 2016
Interest income
Loans	$111,181	$97,956	$13,225	13.5
Mortgage-backed securities	14,001	17,251	(3,250)	(18.8)
Debt securities:
Taxable	9,542	7,719	1,823	23.6
Tax-exempt	2,300	2,191	109	5.0
Other interest-earning assets	2,069	1,771	298	16.8

Total Interest Income	139,093	126,888	12,205	9.6
Interest expense
Deposits	22,100	18,673	3,427	18.4
Borrowings	14,419	13,230	1,189	9.0

Total interest expense	36,519	31,903	4,616	14.5

Net interest income	102,574	94,985	7,589	8.0
Provision for loan losses	5,381	10,690	(5,309)	(49.7)

Net interest income after provision for loan losses	97,193	84,295	12,898	15.3

Non-interest income
Fees and service charges	3,289	3,516	(227)	(6.5)
(Loss) gain on sale and call of securities	(1)	2	(3)	(150.0)
Gain on sale of loans	1,535	436	1,099	252.1
Loss on sale of real estate owned	(106)	(137)	31	(22.6)
Income from bank owned life insurance	5,207	5,563	(356)	(6.4)
Electronic banking fees and charges	1,080	1,091	(11)	(1.0)
Miscellaneous	344	256	88	34.4

Total non-interest income	11,348	10,727	621	5.8
Non-interest expense
Salaries and employee benefits	47,818	42,105	5,713	13.6
Net occupancy expense of premises	8,018	7,487	531	7.1
Equipment and systems	8,350	7,729	621	8.0
Advertising and marketing	2,626	2,020	606	30.0
Federal deposit insurance premium	1,334	2,708	(1,374)	(50.7)
Directors’ compensation	1,982	812	1,170	144.1
Miscellaneous	10,990	9,556	1,434	15.0

Total non-interest expense	81,118	72,417	8,701	12.0

Income before income taxes	27,423	22,605	4,818	21.3
Income taxes	8,820	6,783	2,037	30.0

Net income	$18,603	$15,822	$2,781	17.6

Net income per common share (EPS)
Basic	$0.22	$0.18	$0.04
Diluted	$0.22	$0.18	$0.04
Dividends declared
Cash dividends declared per common share	$0.10	$0.08	$0.02
Cash dividends declared	$8,370	$7,164	$1,206
Dividend payout ratio	45.0%	45.3%	-0.29%
Weighted average number of common shares outstanding
Basic	84,590	89,591	(5,001)
Diluted	84,661	89,625	(4,964)

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the year ended		Variance or Change	Variance or Change Pct.
	June 30, 2017	June 30, 2016
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$2,955,686	$2,512,231	$443,455	17.7
Mortgage-backed securities	621,618	741,163	(119,545)	(16.1)
Debt securities:				—
Tax-exempt	114,545	110,022	4,523	4.1
Taxable	444,890	492,382	(47,492)	(9.6)

Total debt securities	559,435	602,404	(42,969)	(7.1)
Other interest-earning assets	114,121	194,451	(80,330)	(41.3)

Total interest-earning assets	4,250,860	4,050,249	200,611	5.0
Non-interest-earning assets	355,554	355,110	444	0.1

Total assets	$4,606,414	$4,405,359	$201,055	4.6

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$769,943	$723,130	$46,813	6.5
Savings and club	519,535	516,390	3,145	0.6
Certificates of deposit	1,242,857	1,116,906	125,951	11.3

Total interest-bearing deposits	2,532,335	2,356,426	175,909	7.5
Borrowings:
Federal Home Loan Bank Advances	647,360	582,118	65,242	11.2
Other borrowings	38,412	35,392	3,020	8.5

Total borrowings	685,772	617,510	68,262	11.1

Total interest-bearing liabilities	3,218,107	2,973,936	244,171	8.2
Non-interest-bearing liabilities:
Non-interest-bearing deposits	249,693	225,396	24,297	10.8
Other non-interest-bearing liabilities	32,312	39,890	(7,578)	(19.0)

Total non-interest-bearing liabilities	282,005	265,286	16,719	6.3

Total liabilities	3,500,112	3,239,222	260,890	8.1
Stockholders’ equity	1,106,302	1,166,138	(59,836)	(5.1)

Total liabilities and stockholders’ equity	$4,606,414	$4,405,360	$201,054	4.6

Average interest-earning assets to average interest-bearing liabilities	132.09%	136.19%	-4.10%	-3.0

Performance Ratio Highlights	For the year ended		Variance or Change	Variance or Change Pct.
	June 30, 2017	June 30, 2016
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.76%	3.90%	-0.14%
Mortgage-backed securities	2.25%	2.33%	-0.08%
Debt securities:
Tax-exempt	2.01%	1.99%	0.02%
Taxable	2.14%	1.57%	0.57%

Total debt securities	2.12%	1.65%	0.47%
Other interest-earning assets	1.81%	0.91%	0.90%

Total interest-earning assets	3.27%	3.13%	0.14%
Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.66%	0.59%	0.07%
Savings and club	0.13%	0.16%	-0.03%
Certificates of deposit	1.32%	1.22%	0.10%

Total interest-bearing deposits	0.87%	0.79%	0.08%
Borrowings:
Federal Home Loan Bank Advances	2.21%	2.24%	-0.03%
Other borrowings	0.33%	0.51%	-0.18%

Total borrowings	2.10%	2.14%	-0.04%

Total interest-bearing liabilities	1.13%	1.07%	0.06%
Interest rate spread (1)	2.14%	2.06%	0.08%
Net interest margin (2)	2.41%	2.35%	0.06%
Non-interest income to average assets	0.25%	0.24%	0.01%
Non-interest expense to average assets	1.76%	1.64%	0.12%
Efficiency ratio (3)	71.20%	68.50%	2.70%
Return on average assets (annualized)	0.40%	0.36%	0.04%
Return on average equity (annualized)	1.68%	1.36%	0.32%

(1)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)	Net interest income divided by average interest-earning assets.
(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

Five-Quarter Financial Trend Analysis

Summary Balance Sheet (Dollars in Thousands, Except Per Share Data, Unaudited)	At
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Assets
Cash and cash equivalents	$78,237	$170,591	$37,032	$72,593	$199,200
Securities available for sale	613,760	614,948	671,281	689,151	673,537
Securities held to maturity	493,321	501,987	517,819	538,319	577,286
Loans held-for-sale	4,692	744	6,686	4,489	3,316
Loans receivable, including yield adjustments	3,245,261	3,122,628	2,973,931	2,845,605	2,673,987
Less allowance for loan losses	(29,286)	(27,614)	(26,060)	(25,003)	(24,229)

Net loans receivable	3,215,975	3,095,014	2,947,871	2,820,602	2,649,758
Premises and equipment	39,585	38,904	38,341	38,125	38,385
Federal Home Loan Bank stock	39,958	39,474	34,525	31,601	30,612
Accrued interest receivable	12,493	12,320	11,809	11,666	11,212
Goodwill	108,591	108,591	108,591	108,591	108,591
Bank owned life insurance	181,223	179,935	178,656	177,334	176,016
Deferred income taxes, net	15,454	14,318	16,098	22,914	25,973
Other assets	14,838	19,416	16,599	7,896	6,173

Total assets	$4,818,127	$4,796,242	$4,585,308	$4,523,281	$4,500,059

Liabilities
Deposits	$2,930,127	$2,853,263	$2,746,017	$2,733,960	$2,694,833
Borrowings	806,228	825,260	701,849	633,389	614,423
Advance payments by borrowers for taxes	8,711	8,059	7,618	7,597	7,906
Other liabilities	15,880	15,650	15,172	28,801	35,268

Total liabilities	3,760,946	3,702,232	3,470,656	3,403,747	3,352,430
Stockholders’ Equity
Common stock	844	873	892	891	918
Paid-in capital	728,790	768,373	795,773	813,648	849,173
Retained earnings	361,039	359,083	357,540	353,763	350,806
Unearned ESOP shares	(34,536)	(35,022)	(35,508)	(35,995)	(36,481)
Accumulated other comprehensive income (loss), net	1,044	703	(4,045)	(12,773)	(16,787)

Total stockholders’ equity	1,057,181	1,094,010	1,114,652	1,119,534	1,147,629

Total liabilities and stockholders’ equity	$4,818,127	$4,796,242	$4,585,308	$4,523,281	$4,500,059

Consolidated capital ratios
Equity to assets	21.94%	22.81%	24.31%	24.75%	25.50%
Tangible equity to tangible assets	20.14%	21.02%	22.47%	22.89%	23.65%
Share data
Outstanding shares (period end)	84,351	87,256	89,176	89,076	91,822
Equity per share	$12.53	$12.54	$12.50	$12.57	$12.50
Tangible equity per share (1)	$11.24	$11.29	$11.28	$11.34	$11.31

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Cash and cash equivalents
Cash and due from depository institutions	$18,889	$17,429	$17,541	$18,829	$21,328
Interest-bearing deposits in other banks	59,348	153,162	19,491	53,764	177,872

Total cash and cash equivalents	$78,237	$170,591	$37,032	$72,593	$199,200
Securities available for sale
Debt securities:
U.S. agency securities	$5,316	$5,622	$5,809	$6,172	$6,440
Municipal and state obligations	27,740	27,259	27,090	28,259	28,398
Asset-backed securities	162,429	150,805	121,445	84,065	82,625
Collateralized loan obligations	98,154	104,811	98,447	128,047	127,374
Corporate bonds	142,318	141,134	138,564	137,976	137,404
Trust preferred securities	8,540	8,248	8,101	7,968	7,669

Debt securities available for sale	444,497	437,879	399,456	392,487	389,910
Mortgage-backed securities:
Collateralized mortgage obligations	30,536	31,941	52,333	57,170	60,577
Residential pass-through securities	130,550	136,926	211,258	231,052	214,526
Commercial pass-through securities	8,177	8,202	8,234	8,442	8,524

Mortgage-backed securities	169,263	177,069	271,825	296,664	283,627

Total securities available for sale	$613,760	$614,948	$671,281	$689,151	$673,537
Securities held to maturity
Debt securities:
U.S. agency securities	$35,000	$35,000	$34,999	$59,995	$84,992
Municipal and state obligations	94,713	91,038	87,682	82,087	82,179
Subordinated debt	15,000	15,000	15,000	—	—

Debt securities held to maturity	144,713	141,038	137,681	142,082	167,171
Mortgage-backed securities:
Collateralized mortgage obligations	17,854	19,193	20,543	21,699	23,081
Residential pass-through securities	178,813	186,248	200,402	211,930	223,632
Commercial pass-through securities	151,941	155,508	159,193	162,608	163,402

Mortgage-backed securities	348,608	360,949	380,138	396,237	410,115

Total securities held to maturity	$493,321	$501,987	$517,819	$538,319	$577,286
Total securities	$1,107,081	$1,116,935	$1,189,100	$1,227,470	$1,250,823

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Loan portfolio composition:
Residential first mortgage loans	$567,323	$566,665	$562,466	$584,156	$605,203
Home equity loans and lines of credit	82,822	82,412	83,305	85,799	89,566

Residential mortgage loans	650,145	649,077	645,771	669,955	694,769
Multifamily mortgage loans	1,412,575	1,371,339	1,295,207	1,142,908	1,040,293
Nonresidential and mixed use mortgage loans	1,085,064	995,782	932,616	916,769	820,673

Commercial mortgage loans	2,497,639	2,367,121	2,227,823	2,059,677	1,860,966
Commercial business loans	74,471	83,754	75,640	87,333	88,207
Construction loans	3,815	1,494	927	2,059	2,038
Account loans	2,863	2,860	2,980	3,012	3,349
Other consumer loans	13,520	15,313	17,501	19,870	22,052

Consumer loans	16,383	18,173	20,481	22,882	25,401

Total loans, excluding yield adjs	3,242,453	3,119,619	2,970,642	2,841,906	2,671,381
Unamortized yield adjustments	2,808	3,009	3,289	3,699	2,606

Loans receivable, including yield adjs	3,245,261	3,122,628	2,973,931	2,845,605	2,673,987
Less allowance for loan losses	(29,286)	(27,614)	(26,060)	(25,003)	(24,229)

Net loans receivable	$3,215,975	$3,095,014	$2,947,871	$2,820,602	$2,649,758
Loan portfolio allocation:
Residential first mortgage loans	17.5%	18.2%	18.9%	20.6%	22.7%
Home equity loans and lines of credit	2.6%	2.6%	2.8%	3.0%	3.4%

Residential mortgage loans	20.1%	20.8%	21.7%	23.6%	26.0%
Multifamily mortgage loans	43.6%	44.0%	43.6%	40.2%	38.9%
Nonresidential and mixed use mortgage loans	33.5%	31.9%	31.4%	32.3%	30.7%

Commercial mortgage loans	77.0%	75.9%	75.0%	72.5%	69.7%
Commercial business loans	2.3%	2.7%	2.5%	3.1%	3.3%
Construction loans	0.1%	0.0%	0.0%	0.1%	0.1%
Account loans	0.1%	0.1%	0.1%	0.1%	0.1%
Other consumer loans	0.4%	0.5%	0.6%	0.7%	0.8%

Consumer loans	0.5%	0.6%	0.7%	0.8%	1.0%

Total loans, excluding yield adjs	100.0%	100.0%	100.0%	100.0%	100.0%
Asset quality:
Nonperforming assets:
Accruing loans > 90 days past due	$74	$65	$92	$77	$38
Nonaccrual loans	18,798	20,950	21,473	21,768	21,017

Total nonperforming loans	18,872	21,015	21,565	21,845	21,055
Other real estate owned	1,632	1,668	2,037	1,356	826

Total nonperforming assets	$20,504	$22,683	$23,602	$23,201	$21,881
Nonperforming loans (% total loans)	0.58%	0.67%	0.72%	0.77%	0.79%
Nonperforming assets (% total assets)	0.43%	0.47%	0.51%	0.51%	0.49%
Allowance for loan losses (ALLL):
ALLL to total loans	0.90%	0.88%	0.88%	0.88%	0.91%
ALLL to nonperforming loans	155.18%	131.40%	120.84%	114.46%	115.07%
Net (recoveries) charge offs	$(483)	$254	$198	$354	$827
Average net (recovery) charge off rate (annualized)	-0.06%	0.03%	0.03%	0.05%	0.12%

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Funding by type:
Deposits
Non-interest-bearing deposits	$267,412	$255,939	$240,367	$251,141	$238,751
Interest-bearing demand	847,663	798,203	768,556	750,126	732,633
Savings and club	523,984	524,002	519,257	514,909	516,023
Certificates of deposit	1,291,068	1,275,119	1,217,837	1,217,784	1,207,426

Interest-bearing deposits	2,662,715	2,597,324	2,505,650	2,482,819	2,456,082

Total deposits	2,930,127	2,853,263	2,746,017	2,733,960	2,694,833
Borrowings:
Federal Home Loan Bank advances	775,696	775,719	665,742	600,765	578,788
Depositor sweep accounts	30,532	49,541	36,107	32,624	35,635

Total borrowings	806,228	825,260	701,849	633,389	614,423

Total funding	$3,736,355	$3,678,523	$3,447,866	$3,367,349	$3,309,256
Loans as a % of deposits	109.9%	108.5%	107.6%	103.3%	98.5%
Deposits as a % of total funding	78.4%	77.6%	79.6%	81.2%	81.4%
Borrowings as a % of total funding	21.6%	22.4%	20.4%	18.8%	18.6%
Funding by source:
Retail funding
Non-interest-bearing deposits	$267,412	$255,939	$240,367	$251,141	$238,751
Interest-bearing demand	625,061	568,865	544,487	527,511	508,528
Savings and club	523,984	524,002	519,257	514,909	516,023
Certificates of deposit	1,168,010	1,152,025	1,113,073	1,119,922	1,109,203

Total retail deposits	2,584,467	2,500,831	2,417,184	2,413,483	2,372,505
Depositor sweep accounts	30,532	49,541	36,107	32,624	35,635

Total retail funding	2,614,999	2,550,372	2,453,291	2,446,107	2,408,140
Wholesale funding:
Interest-bearing demand	$222,602	$229,338	$224,069	$222,615	$224,105
Certificates of deposit (listing service)	101,430	101,432	96,516	89,608	89,857
Certificates of deposit (brokered)	21,628	21,662	8,248	8,254	8,366

Total wholesale deposits	345,660	352,432	328,833	320,477	322,328
FHLB Advances	775,696	775,719	665,742	600,765	578,788

Total wholesale funding	1,121,356	1,128,151	994,575	921,242	901,116

Total funding	$3,736,355	$3,678,523	$3,447,866	$3,367,349	$3,309,256
Retail funding as a % of total funding	70.0%	69.3%	71.2%	72.6%	72.8%
Wholesale funding as a % of total funding	30.0%	30.7%	28.8%	27.4%	27.2%

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Interest income
Loans	$29,842	$28,235	$27,407	$25,697	$25,698
Mortgage-backed securities	3,063	3,222	3,779	3,937	4,032
Debt securities:
Taxable	2,868	2,488	2,146	2,040	1,990
Tax-exempt	605	582	562	551	551
Other interest-earning assets	586	481	421	581	496

Total Interest Income	36,964	35,008	34,315	32,806	32,767
Interest expense
Deposits	5,909	5,420	5,410	5,361	5,140
Borrowings	4,325	3,381	3,289	3,424	3,400

Total interest expense	10,234	8,801	8,699	8,785	8,540

Net interest income	26,730	26,207	25,616	24,021	24,227
Provision for loan losses	1,188	1,809	1,255	1,129	2,046

Net interest income after provision for loan losses	25,542	24,398	24,361	22,892	22,181

Non-interest income
Fees and service charges	839	498	1,289	663	1,340
(Loss) gain on sale and call of securities	—	(22)	21	—	—
Gain on sale of loans	531	245	459	300	132
Gain (loss) on sale of real estate owned	3	(106)	12	(15)	24
Income from bank owned life insurance	1,288	1,279	1,321	1,319	1,374
Electronic banking fees and charges	287	240	270	283	284
Miscellaneous	72	119	74	79	57

Total non-interest income	3,020	2,253	3,446	2,629	3,211
Non-interest expense
Salaries and employee benefits	12,887	12,430	11,592	10,909	10,640
Net occupancy expense of premises	2,013	2,088	1,976	1,941	1,813
Equipment and systems	2,204	2,068	2,030	2,048	2,092
Advertising and marketing	937	753	387	549	490
Federal deposit insurance premium	352	338	339	305	687
Directors’ compensation	689	689	379	225	224
Miscellaneous	2,969	2,668	2,670	2,683	1,732

Total non-interest expense	22,051	21,034	19,373	18,660	17,678

Income before income taxes	6,511	5,617	8,434	6,861	7,714
Income taxes	2,107	1,549	2,970	2,194	2,833

Net income	$4,404	$4,068	$5,464	$4,667	$4,881

Net income per common share (EPS)
Basic	$0.05	$0.05	$0.06	$0.05	$0.05
Diluted	$0.05	$0.05	$0.06	$0.05	$0.05
Dividends declared
Cash dividends declared per common share	$0.03	$0.03	$0.02	$0.02	$0.02
Cash dividends declared	$2,448	$2,525	$1,687	$1,710	$1,792
Dividend payout ratio	55.6%	62.1%	30.9%	36.6%	36.7%
Weighted average number of common shares outstanding
Basic	82,372	84,542	85,174	86,246	89,443
Diluted	82,429	84,624	85,258	86,304	89,481

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$3,200,968	$3,029,151	$2,899,794	$2,697,096	$2,682,755
Mortgage-backed securities	532,621	582,591	673,569	695,876	705,962
Debt securities:
Tax-exempt	119,957	116,479	112,221	109,625	109,691
Taxable	476,499	441,124	419,966	442,233	459,731

Total debt securities	596,456	557,603	532,187	551,858	569,422
Other interest-earning assets	118,349	61,336	71,072	204,621	191,129

Total interest-earning assets	4,448,394	4,230,681	4,176,622	4,149,451	4,149,268
Non-interest-earning assets	358,791	352,419	351,458	359,514	352,841

Total assets	$4,807,185	$4,583,100	$4,528,080	$4,508,965	$4,502,109

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$813,148	$756,520	$761,765	$748,516	$726,327
Savings and club	523,798	520,572	518,225	515,615	519,055
Certificates of deposit	1,289,504	1,242,757	1,224,592	1,215,081	1,200,874

Total interest-bearing deposits	2,626,450	2,519,849	2,504,582	2,479,212	2,446,256
Borrowings:
Federal Home Loan Bank Advances	775,703	643,504	594,238	577,305	585,085
Other borrowings	40,064	44,940	35,273	33,530	32,183

Total borrowings	815,767	688,444	629,511	610,835	617,268

Total interest-bearing liabilities	3,442,217	3,208,293	3,134,093	3,090,047	3,063,524
Non-interest-bearing liabilities:
Non-interest-bearing deposits	262,499	246,449	245,928	243,964	232,698
Other non-interest-bearing liabilities	25,112	25,028	31,781	47,092	41,577

Total non-interest-bearing liabilities	287,611	271,477	277,709	291,056	274,275

Total liabilities	3,729,828	3,479,770	3,411,802	3,381,103	3,337,799
Stockholders’ equity	1,077,357	1,103,330	1,116,278	1,127,862	1,164,310

Total liabilities and stockholders’ equity	$4,807,185	$4,583,100	$4,528,080	$4,508,965	$4,502,109

Average interest-earning assets to average interest-bearing liabilities	129.23%	131.87%	133.26%	134.28%	135.44%

Performance Ratio Highlights	For the three months ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.73%	3.73%	3.78%	3.81%	3.83%
Mortgage-backed securities	2.30%	2.21%	2.24%	2.26%	2.28%
Debt securities:
Tax-exempt	2.02%	2.00%	2.00%	2.01%	2.01%
Taxable	2.41%	2.26%	2.04%	1.85%	1.73%

Total debt securities	2.33%	2.20%	2.04%	1.88%	1.79%
Other interest-earning assets	1.98%	3.13%	2.37%	1.14%	1.04%

Total interest-earning assets	3.32%	3.31%	3.29%	3.16%	3.16%
Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.71%	0.65%	0.62%	0.63%	0.62%
Savings and club	0.12%	0.12%	0.12%	0.15%	0.16%
Certificates of deposit	1.34%	1.30%	1.33%	1.31%	1.27%

Total interest-bearing deposits	0.90%	0.86%	0.86%	0.87%	0.84%
Borrowings:
Federal Home Loan Bank Advances	2.21%	2.08%	2.20%	2.35%	2.30%
Other borrowings	0.27%	0.35%	0.29%	0.42%	0.50%

Total borrowings	2.12%	1.96%	2.09%	2.24%	2.20%

Total interest-bearing liabilities	1.19%	1.10%	1.11%	1.14%	1.12%
Interest rate spread (1)	2.13%	2.21%	2.18%	2.02%	2.04%
Net interest margin (2)	2.40%	2.48%	2.45%	2.32%	2.34%
Non-interest income to average assets (annualized)	0.25%	0.20%	0.30%	0.23%	0.29%
Non-interest expense to average assets (annualized)	1.83%	1.84%	1.71%	1.66%	1.57%
Efficiency ratio (3)	74.12%	73.91%	66.66%	70.02%	64.43%
Return on average assets (annualized)	0.37%	0.36%	0.48%	0.41%	0.43%
Return on average equity (annualized)	1.64%	1.47%	1.96%	1.66%	1.68%

(1)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)	Net interest income divided by average interest-earning assets.
(3)	Non-interest expense divided by the sum of net interest income and non-interest income.